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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): April 6, 1999



                                 TCI MUSIC, INC.
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             (Exact name of Registrant as specified in its charter)


Delaware                            0-22815                 84-1380293
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(State or other                     (Commission             (IRS Employer
jurisdiction of                     File Number)            Identification No.)
incorporation)


                        67 Irving Place North, 4th Floor
                                  New York, NY                    10003
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                    (Address of principal executive office)     (Zip Code)

        Registrant's telephone number, including area code (212) 387-7700
                                                           --------------


 (Former name or former address, if changed since last report): Not applicable



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ITEM 5.  OTHER EVENTS

         TCI Music, Inc. (the "Company") announced April 6, 1999 that it has received a proposal from Liberty Media Corporation ("Liberty") for a transaction in which Liberty would contribute substantially all of its Internet and interactive television assets, including those held by its wholly owned subsidiary, Liberty Digital, to the Company in exchange for newly issued shares of the Company's Series B common stock. The assets proposed to be contributed include equity investments in various Internet companies, including priceline.com Inc., iVillage Inc., SportsLine USA, Inc., and drugstore.com, Inc., as well as Liberty's rights to provide interactive video services to AT&T cable systems under an agreement entered into in connection with the merger of AT&T Corp. and Tele-Communications, Inc. The Company would assume approximately $50 million in debt related to the contributed assets.

         As part of the proposal, Liberty also proposes to loan up to $50 million to the Company pursuant to a convertible note on terms to be mutually agreed and debt currently owed by the Company to Liberty also would be exchanged for convertible debt on the same terms.

         Following the transaction, the Company would change its name to Liberty Digital, Inc. Subject to mutually agreeable terms and conditions, Liberty will agree that the Company will be its primary vehicle for investing in and developing Internet and other interactive media businesses.

         Under the proposal, 128,755,360 shares of the Company's Series B common stock would be issued to Liberty, thereby causing Liberty's interest in the Company to increase from approximately 86% to 94% of the combined outstanding shares of the Company's Series A common stock, Series B common stock, and redeemable convertible preferred stock.

         Completion of the proposed transaction will be subject, among other conditions, to a stockholder vote and receipt of an opinion from the Company's financial advisor to the effect that the transaction is fair to the Company's stockholders (other than Liberty and its affiliates) from a financial point of view.



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                                    SIGNATURE

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  April 16, 1999             TCI Music, Inc.



                                  By:  /s/ Thomas McPartland
                                     ------------------------------------------
                                  Name:  Thomas McPartland
                                  Title:  President and Chief Executive Officer